As Filed with the Securities and Exchange Commission on January 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEAN ENERGY FUELS CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0968580 (I.R.S. Employer Identification No.)

4675 MacArthur Court, Suite 400 Newport Beach, California (Address of Principal Executive Offices)	92660 (Zip Code)

AMENDED & RESTATED 2006 EQUITY INCENTIVE PLAN

(Full title of the plan)

Andrew J. Littlefair

President and Chief Executive Officer

Clean Energy Fuels Corp.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

(Name and Address of Agent For Service)

(949) 437-1000

(Telephone number, including area code, of agent for service)

Copy to:

J. Nathan Jensen, Esq.

Vice President & General Counsel

Clean Energy Fuels Corp.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

Telephone: (949) 437-1000

Fax: (949) 437-424-8285

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,000,000 shares	$4.94	$4,940,000	$575

(1)           In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the Clean Energy Fuels Corp. Amended and Restated 2006 Equity Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on January 5, 2015.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering 1,000,000 additional shares of the registrant’s common stock available for issuance pursuant to the annual automatic increase provisions of the Clean Energy Fuels Corp. Amended and Restated 2006 Equity Incentive Plan, which are the same class as those securities previously registered on effective Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 14, 2007 (File No. 333-145434), April 18, 2008 (File No. 333-150331), January 16, 2009 (File No. 333-156776), June 5, 2009 (File No. 333-159799), January 12, 2010 (File No. 333-164301), January 7, 2011 (File No. 333-171597), June 17, 2011 (333-174989), January 4, 2012 (333-178877), February 15, 2013 (File No. 333-186705), and January 9, 2014 (File No. 333-193243) and the contents of those Registration Statements, as amended or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.             Exhibits.

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on January 6, 2015.

CLEAN ENERGY FUELS CORP.

By:	/s/ Andrew J. Littlefair
Andrew J. Littlefair
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew J. Littlefair and Robert M. Vreeland, jointly and severally, the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of Clean Energy Fuels Corp.), to sign any or all amendments (including post-effective amendments) to this registration statement and any other registration statement for the same offering, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agent, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated

Name	Title	Date

/s/ Andrew J. Littlefair	President, Chief Executive Officer (Principal Executive Officer) and a Director	January 6, 2015
Andrew J. Littlefair

/s/ Robert M. Vreeland	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 6, 2015
Robert M. Vreeland

/s/ Warren I. Mitchell	Chairman of the Board and Director	January 6, 2015
Warren I. Mitchell

/s/ John S. Herrington	Director	January 6, 2015
John S. Herrington

/s/ James C. Miller III	Director	January 6, 2015
James C. Miller III

/s/ James E. O’Connor	Director	January 6, 2015
James E. O’Connor

/s/ Boone Pickens	Director	January 6, 2015
Boone Pickens

/s/ Stephen A. Scully	Director	January 6, 2015
Stephen A. Scully

/s/ Kenneth M. Socha	Director	January 6, 2015
Kenneth M. Socha

/s/ Vincent C. Taormina	Director	January 6, 2015
Vincent C. Taormina

INDEX TO EXHIBITS

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Independent Registered Public Accounting Firm KPMG LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (See Signature Page)